UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 963-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2024, Reynette Au resigned as a member of the Board of Directors (the “Board”) of Energous Corporation (the “Company”), effective immediately. Ms. Au’s decision to resign was for personal reasons and not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on April 24, 2024, the Board appointed David Roberson as Chairman of the Board, and also appointed Mr. Roberson to replace Ms. Au on the previously announced Office of the Chair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: April 26, 2024	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Chief Financial Officer